REGISTRATION  NO.  333-
    ________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           WESTSIDE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                   NEVADA                               88-0349241
     (State  of  other  jurisdiction  of             (I.R.S.  Employer
         ncorporation or organization)               Identification No.)
                                    ________

        3131  TURTLE CREEK BLVD, SUITE 1300, DALLAS, TEXAS            75219
           (Address  of  Principal  Executive  Offices)            (Zip  Code)
                                    ________

             WESTSIDE ENERGY CORPORATION 2007 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)
                                    ________

                                DOUGLAS G. MANNER
                       3131 TURTLE CREEK BLVD, SUITE 1300
                               DALLAS, TEXAS 75219
                     (Name and address of agent for service)

                                  214/522-8990
          (Telephone number, including area code, of agent for service)

                                    ________

                         CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
Title of each                     maximum      maximum
class of           Dollar         offering     aggregate   Amount of
securities to      Amount to be   price per    offering    registration
be registered      registered (1) share(2)     price(2)    fee
--------------     -------------  ----------   --------    -------------

Common Stock,     2,000,000       $2.73        $5,460,000  $167.62
shares
$.01 par value
--------------

(1) Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the American Stock Exchange on October 26, 2007, or $2.73 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(A) PROSPECTUS

     The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the U.S. Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by Westside Energy Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB (the "Annual Report") for the year ended December 31, 2006 (file no. 0-49837), including all amendments; and

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 (file no. 0-49837), including all amendments; and

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 (file no. 0-49837), including all amendments; and

     (d) All other reports filed by the Company with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report; and

     (e) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth under the caption "Description of Securities" in the Company's Form 10-SB dated May 28, 2002 as filed with the Commission on such date (as amended), and all amendments and reports filed thereafter for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

ITEM  4.          DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          Not  applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 78.7502 of the Nevada Revised Statutes (the "NRS") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. This section provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if certain conditions are met. The required conditions are that (a) the person to be indemnified acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (b) the person's action or failure to act did not constitute a breach of his or her fiduciary duties as a director or officer or any such breach did not involve intentional misconduct, fraud, or a knowing violation of law. With respect to a suit by or in the right of the corporation, indemnity may be provided to the persons listed in the above paragraph under Section 78.7502 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the court in which such action, suit or proceeding was brought or other court of competent jurisdiction determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems appropriate. Moreover, Section 78.7502 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding.

Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement made by the corporation may provide that the expenses of an officer or director in defending an action, suit or proceeding must be paid as they are incurred and before the final disposition of the action, upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 78.751 also provides that the indemnification may not be made (unless ordered by a court or for the advancement of expenses made as described in the foregoing sentence) if a final adjudication establishes that the person's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action. Together, Sections 78.7502 and 78.751 establish provisions for determining that a given person is entitled to indemnification.
Section 78.751 also states that the indemnification provided by or granted under these sections is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Both the Company's By-laws and Section 78.752 of the NRS provide that a corporation may purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     The Company's Restated Articles of Incorporation provide that the personal liability of the directors and officers of the Company is eliminated to the fullest extent permitted by the Nevada law. In addition, the Company's Bylaws provide that the Company will indemnify any director, officer, employee or agent of the Company if certain conditions are met. Moreover, the Company has entered into an indemnification agreement with each of its directors and officers providing for indemnification under certain circumstances. Per the authority described in the preceding paragraph, the Company has purchased and currently maintains in effect a directors and officers errors and omissions insurance policy. Further, consistent with applicable law, the Company's Bylaws permit the Company to pay the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.

ITEM  8.          EXHIBITS.

Exhibit
Number          Exhibit
------          -------

4.1 Specimen Stock Certificate for Registrant's Common Stock is incorporated herein by reference from Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 (SEC File No. 333-120659) filed December 23, 2004, Exhibit 4.01.

4.2          Westside  Energy  Corporation 2007 Equity Incentive Plan.

5.1          Opinion  of  Lewis  and  Roca  LLP

23.1         Consent of Malone & Bailey, PC

23.2 Consent of Lewis and Roca LLP (included in Exhibit 5.1 to this Registration Statement).

23.3         Consent  of  LaRoche  Petroleum  Consultants,  Ltd.

24.1         Power  of  Attorney  (included  on  the  signature  page hereto).


ITEM  9.          UNDERTAKINGS

(a)     The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; and

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For determining liability of the undersigned small business issuer under the Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

The  Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 29, 2007.

                                        WESTSIDE  ENERGY  CORPORATION


                                        By   \S\Douglas  G.  Manner
                                           ------------------------
                                        Douglas  G.  Manner,
                                        Chief  Executive  Officer  &
                                        President
                                        (Principal Executive  Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Douglas G. Manner and Sean J. Austin, acting singly or collectively, as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                      Title                                Date
----                      -----                                ----

/S/ Douglas G. Manner       Director,  Chief  Executive-   October 29,  2007
Douglas  G.  Manner         Officer  &  President
                            (Principal  Executive  Officer)

/s/Keith  D.  Spickelmier   Director  &  Chairman          October 29,  2007
Keith D.  Spickelmier       of  the  Board

/s/Craig  S.  Glick         Director                       October 29,  2007
Craig  S.  Glick

/s/John  T.  Raymond        Director                       October 29,  2007
John  T.  Raymond

/s/Herbert  C.  Williamson  Director                       October 29,  2007
Herbert  C.  Williamson

/s/Sean  J. Austin          Vice President &               October 29,  2007
Sean  J.  Austin            Chief  Financial  Officer
                           (Principal  Financial  Officer  &
                            Principal  Accounting  Officer)

                                 EXHIBITS INDEX

Exhibit                                                            Sequential
Number          Description                                        Page  Number
------          -----------                                        ------------

4.1 Specimen Stock Certificate for Registrant's Common Stock is incorporated herein by reference from Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 (SEC File No. 333-120659) filed December 23, 2004, Exhibit 4.01.

4.2          Westside  Energy  Corporation 2007 Equity Incentive Plan.

5.1          Opinion  of  Lewis  and  Roca  LLP

23.1         Consent of Malone & Bailey, PC

23.2         Consent  of  Lewis  and  Roca LLP (included in Exhibit
             5.1 to this Registration  Statement).

23.3         Consent  of  LaRoche  Petroleum  Consultants,  Ltd.

24.1 Power of Attorney (included on the signature page hereto).